SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of Earliest Event Reported): December 24, 2008

MRU Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33073	33-0954381
(Commission File Number)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 13th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 398-1780

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)  On December 18, 2008, MRU Holdings, Inc. (the “Company”) notified the Nasdaq Stock Market that, solely due to a vacancy on the Company’s board of directors resulting from the resignation of C. David Bushley as a director (the “Resignation”), the Company was not in compliance with (i) Nasdaq Rule 4350(c)(1) which requires that the Company maintain a majority of independent directors and (ii) Nasdaq Rule 4350(d)(2)(A) which requires that the Company maintain an audit committee of not less than three members who meet the independence criteria set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended and Nasdaq Rule 4200(a)(15).

Under Nasdaq Rule 4350(c)(1), with respect to the requirement to have a majority of independent directors and Rule 4350(d)(4)(B) with respect to the requirement to have an audit committee comprised of at least three independent directors, the Company is required to gain regain compliance with the board composition and audit committee requirements by the earlier of its next annual stockholders meeting or one year from the occurrence of the event that caused the failure to comply with these requirements provided, however, that if the annual stockholders meeting occurs no later than 180 days following the event that caused the failure to comply with these requirements, the Company instead will have 180 days from such event to regain compliance.

On December 19, 2008, the Company filed a Current Report on Form 8-K which, among other things, disclosed that the Company had notified the Nasdaq Stock Market concerning the Resignation and the resulting non-compliance with the audit committee and independent director requirements.

On December 24, 2008, in response to the Company’s notification, the Company received a letter from the Nasdaq Stock Market (“Nasdaq Letter”) confirming the Company’s determination that it was not in compliance with Nasdaq’s independent director and audit committee requirements but that such non-compliance could be cured within a specified period.  Specifically, the Nasdaq Letter states that (i) the Company must regain compliance with the audit committee and independent director requirements by the earlier of December 17, 2009 or the Company’s next annual shareholder’s meeting; provided, however, that if the next annual shareholders’ meeting is held before June 15, 2009, then the Company must evidence compliance no later than June 15, 2009, (ii) if the Company does not comply with the rule by such date, the Company will receive notification that its common stock will be delisted from the Nasdaq Stock Market and (iii) at that time, the Company may appeal the delisting determination to a Listing Qualifications Panel.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press release dated December 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRU HOLDINGS, INC.

December 30, 2008	By:	/s/ Jonathan Coblentz
Name: Jonathan Coblentz
Title: Chief Financial Officer and Treasurer